SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                      FORM 8-K


                                   CURRENT REPORT


                           Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported):  February 4, 1999


                             CROWLEY MILNER AND COMPANY
               (Exact name of registrant as specified in its charter)


      Michigan                       1-1594                    38-0454910
  (State or other               (Commission File             (IRS Employer
   jurisdiction of                  Number)                  Identification
                                                                 Number)

     2301 West Lafayette Boulevard, Detroit, Michigan             48216
         (Address of principal executive offices)               (Zip code)


         Registrant's telephone number, including area code:  (313) 962-2400


                                   Not applicable
            (Former name or former address, if changed since last report)

                        INFORMATION TO BE INCLUDED IN REPORT

Item 3. Bankruptcy or Receivership.

         Crowley, Milner and Company (the "Company") issued a press release on February 5, 1999 (the "Press Release"), announcing that it and its wholly-owned subsidiary, Steinbach Stores, Inc. ("Steinbach" and, together with the Company, the "Debtors"), filed voluntary petitions for relief under Chapter 11 of the Federal Bankruptcy Code in the United Stated Bankruptcy Court for the Eastern District of Michigan, Southern Division (the "Court"). Separate Chapter 11 pleadings were filed under the names "In Re Crowley, Milner and Company", case number 99-41767(S) and "In Re Steinbach Stores, Inc.", case number 99-41770(S), but the cases are being administered jointly as case number 99-4167(S).

         The Debtors are continuing to operate as debtors-in-possession subject to the supervision of the Court.

Item 5.  Other

         The Press Release further announced that, subject to Court approval, the Debtors will commence and/or continue clearance sales at the stores operated by both Crowley's and Steinbach as debtors-in-possession pending an orderly wind-down of operations under the protection of the Court. Pending approval by the Court and subject to higher and better bids at a sale of certain of its assets, the Company has agreed to accept an offer from Value City Department Stores, Inc. to acquire five Crowley's stores and three Steinbach stores and related assets necessary to operate such stores.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

         99.1 Press Release issued by Crowley, Milner and Company on February 5, 1999.

                                     SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWLEY, MILNER AND COMPANY


By:  /S/ LANCE P. WIMMER
     Lance P. Wimmer, President
      and Chief Executive Officer


February 16, 1999


                                    EXHIBIT INDEX


Exhibit
  No.             Description

99.1     Press Release issued by Crowley, Milner and Company on February 5,
         1999.